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                                Exhibit 10-79


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                        AMENDMENT NO. TWO AND WAIVER TO
                                           AMENDED AND RESTATED CREDIT AGREEMENT


    This Amendment No. Two and Waiver to Amended and Restated Credit Agreement (the "Amendment") dated as of 9/27, 1993, is between Bank of America National Trust and Savings Association (the "Bank") and Carl Karcher Enterprises, Inc. (the "Borrower").


                                    RECITALS

    A. The Bank and the Borrower entered into a certain Amended and Restated Credit Agreement dated as of November 20, 1992, as amended by Amendment No. One dated as of April 28, 1993 (the "Agreement").

    B. The Borrower is in default of certain terms and conditions of the Agreement and has requested the Bank to waive such defaults.

    C. The Borrow has requested the Bank to amend the Agreement in certain respects.

    D. The Bank has agreed to waive the defaults and to amend the Agreement but on the terms and conditions herein contained.


                                   AGREEMENT

    1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

    2. Amendments.  The Agreement is hereby amended as follows:

    2.1 Paragraph 6.4 of the Agreement is hereby amended in full to read as follows:

        "6.4 Retained Earnings. As of each date indicated below, increase Retained Earnings by an amount that is greater than the Retained Earnings as of the last day of the immediately prior fiscal year as indicated below, by at least the amount set opposite such date.

                                               Minimum Semi-Annual increase
                                               in Retained Earnings over
                                               Prior Fiscal Year End Retained
                    Date                       Earnings

                August 15, 1994                $5,000,000





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                                               Minimum Annual increase in
                                               Retained Earnings Over Prior
                                               Fiscal Year End Retained
                         Date                  Earnings

                   January 31, 1994            $5,000,000

  For the purposes of this Agreement, "Retained Earnings" means cumulative earnings shown on the Borrower's balance sheet and in accordance with generally accepted accounting principles consistently applied."

  2.2  Paragraph 6.13 is hereby amended to read in full as follows:

       "6.13 Stock Redemption. Not to expend funds for the redemption of capitalstock of the Borrower."

  2.3  Paragraph 6.27 is hereby amended to read in full as follows:

       "6.27 Minimum Net Income. Earn net income before taxes of at least the amounts indicated at the end of each fiscal period as specified below:

   Period End                                  Amount

   Year to date at the end of
   the third fiscal quarter
   of 1994                                     $5,400,000

   Year to date at the end of
   fiscal year 1994.                           $8,700,000"

  2.4  The following Paragraph 8.13 is hereby added to the Agreement:

       "8.13 Board of Directors. Two (2) or more members of the Borrower's Board of Directors, as currently composed, change for any reason.

  3. Defaults. The Borrower hereby acknowledges that it breached the following terms and conditions of the Agreement for the fiscal period ending August 9, 1993:
      3.1 Paragraph 6.4 in that Retained Earnings were $2,345,000 and not $2,500,000 as required.

      3.2 Paragraph 6.13 in that the Borrower redeemed 59,752 shares of its capital stock in violation of the conditions set forth in said paragraph.

      3.3 Paragraph 6.27 in that net income before taxes was $3,849,000 and not $4,850,000 as required.





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    4. Waiver.  The Bank hereby waives compliance with the above covenants for the fiscal period ending August 9, 1993.

    5. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) other than the defaults listed above there is no event which is, or with notice of, or lapse of time, or both would be, a default under the Agreement and (b) the representations and warranties in the Agreement are true as of the date of the Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligations by which the Borrower is bound.

    6. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

       6.1  This Amendment executed by the Borrower.

       6.2  A fee of $15,000.

    7. Effect of Amendment and Waivers. The above waivers shall be limited precisely as written and relate solely to the sections of the Agreement and for the time referred to above. Nothing in the above consents shall be deemed to
(a) constitute a waiver of compliance by the Borrower with respect to any other term, provision or condition os the Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Bank may now have or may have in the future under applicable law or instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions, and conditions of the Agreement and the other documents issued pursuant thereto shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

    This Amendment is executed as of the date stated at the top of the first page.

BANK OF AMERICA NATIONAL TRUST                   CARL KARCHER ENTERPRISES INC.
AND SAVINGS ASSOCIATION.


By /s/  Deborah Miller                           By /s/   Donald E.Doyle

Title   Vice President                           Title President, CEO

By __________________________                    By /s/   Loren C. Pannier

Title _______________________                    Title Sr. Vice President, CFO





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